UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Under § 240.14a-12
BIOGEN IDEC INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

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Biogen Idec Inc. Annual Stockholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on June 2, 2011
Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement, 2010 Form 10-K and annual report to shareholders are available at:
www.investorvote.com/biib

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.investorvote.com/biib.
Step 2: Click on the icon on the right to view current meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.
When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 19, 2011 to facilitate timely delivery.

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Biogen Idec Inc. Annual Stockholder Meeting Notice

Biogen Idec Inc.’s Annual Meeting of Stockholders will be held at Biogen Idec Inc., 15 Cambridge Center, Cambridge, Massachusetts 02142, on June 2, 2011, 9:00 A.M. (local time).
Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.
The Board of Directors recommends a vote FOR all nominees, FOR Proposals 2, 3 and 5 and every 1 YR for Proposal 4:
1.	Election of Directors. Shareholders are asked to mark a vote for each of the 12 director nominees listed. If Proposal 5 is approved, the twelve director nominees numbered 1 through 12 are standing for election (to serve a one-year term). If Proposal 5 is not approved, only the four director nominees numbered 1 through 4 are standing for election (to serve a three-year term).

01 - Caroline D. Dorsa	02 - Stelios Papadopoulos	03 - George A. Scangos	04 - Lynn Schenk
05 - Alexander J. Denner	06 - Nancy L. Leaming	07 - Richard C. Mulligan	08 - Robert W. Pangia
09 - Brian S. Posner	10 - Eric K. Rowinsky	11 - Stephen A. Sherwin	12 - William D. Young
2.	To ratify the selection of PricewaterhouseCoopers LLP as Biogen Idec’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

3.	Say on Pay - An advisory vote on executive compensation.

4.	Say When on Pay - An advisory vote on the frequency of the advisory vote on executive compensation.

5.	To approve an amendment to Biogen Idec’s Amended and Restated Certificate of Incorporation eliminating the classification of the Board of Directors.
We may also act upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.
PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

The proxy statement, 2010 Form 10-K and annual report to shareholders are also available at: www.biogenidec.com/ar2010.
For directions to the Annual Meeting, please contact the Biogen Idec Investor Relations Department at (781) 464-2442.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.
→	Internet – Go to www.investorvote.com/biib. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→	Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→	Email – Send email to investorvote@computershare.com with “Proxy Materials Biogen Idec Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 19, 2011.
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